Exhibit 10.2

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (“Amendment”) is dated as of August 3, 2011 by and among DENT-A-MED INC., an Oklahoma corporation, DENT-A-MED RECEIVABLES CORPORATION, a Delaware corporation, and HC RECOVERY, INC., an Oklahoma corporation (collectively the “Borrowers” and each individually is referred to as a “Borrower”), WELLS FARGO PREFERRED CAPITAL, INC., as agent for Lenders (“Agent”), and the financial institutions a party hereto as lenders (collectively, the “Lenders” and each is a “Lender”).

BACKGROUND

A. Borrowers, Lenders, and Agent are parties to a certain Loan and Security Agreement dated as of May 18, 2011 (as amended or modified from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Loan Agreement.

B. Borrowers have requested and Agent and Lenders have agreed to amend the Loan Agreement in certain respects, all on the terms and conditions set forth herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

1. Amendments. Upon the effectiveness of this Amendment, the Loan Agreement is amended as follows:

(a) Definitions. The following definition contained in Section 1.1 of the Loan Agreement is hereby amended and restated as follows:

“Borrowing Base” means, as of the date of determination, and subject to change from time to time as described below, an amount equal to (a) the Advance Rate multiplied by the aggregate balance of outstanding Eligible Receivables, minus (b) reserves established by Agent pursuant to Section 2.1(e), minus (c) the Letter of Credit Amount.

(b) New Definitions. The following new definitions are added into Section 1.1 of the Loan Agreement:

“Letter of Credit” means each standby letter of credit which Agent, in its sole discretion and on such terms and conditions as Agent in its sole discretion may require (including the payment of a letter of credit fee), issues or causes to be issued for Borrowers’ account at the request of a Borrower pursuant to a Letter of Credit Application entered into by a Borrower and Agent for the benefit of the issuer of such letter of credit.

“Letter of Credit Amount” means the sum of (a) the aggregate face amount of any issued and outstanding Letter of Credit and (b) the unpaid amount of the Reimbursement Obligations.

“Letter of Credit Application” means an application and agreement for the issuance of Letters of Credit in a form acceptable to Agent and the issuer of a Letter Credit.

“Letter of Credit Sublimit” means $1,500,000.

“Reimbursement Obligation” has the meaning assigned to that term in Section 2.14 of this Agreement.

“Special Account” means a specified cash collateral account of and maintained by Agent in connection with Letters of Credit, as contemplated by Section 2.15.

(c) The Loan. Section 2.1 of the Loan Agreement is hereby amended and restated as follows:

Section 2.1 The Loan. Until the Termination Date, Borrowers may request Lenders to make Advances to Borrowers and, subject to the terms and conditions of this Agreement, each Lender severally and not jointly agrees to lend such Lender’s Commitment Percentage of each requested Advance up to such Lender’s Commitment which Borrowers may repay and reborrow from time to time. The aggregate unpaid principal amount at any one time outstanding of all Advances shall not exceed the lesser of the Maximum Principal Amount less the Letter of Credit Amount or the Borrowing Base in effect as of the date of determination.

(a) Agent shall establish on its books an account in the name of Borrowers (the “Borrowers’ Loan Account”). A debit balance in Borrowers’ Loan Account shall reflect the amount of Borrowers’ indebtedness to Agent and Lenders from time to time by reason of Advances, the Letter of Credit Amount and other appropriate charges (including, without limitation, interest charges) hereunder. At least once each month, Agent shall provide to Borrowers a statement of Borrowers’ Loan Account which statement shall be considered correct and accepted by Borrowers and conclusively binding upon Borrowers unless Borrowers notify Agent to the contrary within Thirty (30) days of Agent’s providing such statement to Borrowers.

(b) Borrowers shall prepare a completed Availability Statement as of each month end and forward such statement to Agent by the twentieth (20th) day of the following month or as may be more frequently required by Agent from time to time.

(c) Each Advance made hereunder shall, in accordance with GAAP, be entered as a debit to Borrowers’ Loan Account, and shall be in a principal amount which, when aggregated with all other Advances and the Letter of Credit Amount then outstanding, shall not exceed the lesser of the then effective Borrowing Base or Maximum Principal Amount.

(d) The Loan shall be due and payable on the Termination Date. Upon the occurrence of an Event of Default, Agent shall have rights and remedies available to it under Article 9 of this Agreement.

(e) Agent has the right at any time, and from time to time, in its reasonable discretion (but without any obligation), to (i) set aside reasonable reserves against the Borrowing Base in such amounts as it may deem appropriate, including, without limitation, a reserve equal to the amount of outstanding indebtedness, liabilities and obligations in connection with Bank Products and (ii) may adjust the advance rates in the Borrowing Base downward from time to time upon Fourteen (14) days notice to Borrowers, including, without limitation, to reflect, in Agent’s judgment, the experience with Borrowers (including without limitation any increased credit, operational, legal, regulatory, political or reputational risk of Borrowers).

(d) Advances. Section 2.7(h) of the Loan Agreement is hereby amended and restated as follows:

(h) Agent shall not be obligated to transfer to any Defaulting Lender any payments made by Borrowers to the Agent for the Defaulting Lender’s benefit; nor will a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so re-lent to Borrowers shall earn interest at the interest rate applicable hereunder and for all other purposes of this Agreement shall be treated as if they were Advances; provided, however, that for purposes of voting or consenting to matters with respect to the Credit Documents and determining Commitment Percentages, such Defaulting Lender shall be deemed not to be a “Lender”, and each of such Defaulting Lender’s Commitment and the unpaid principal balance of the Advances owing to such Defaulting Lender shall be deemed to be zero (-0-). Until a Defaulting Lender cures its failure to fund its pro rata share of any Advance, all Letter of Credit fees payable to such Defaulting Lender shall be assigned to Agent and such Defaulting Lender shall not be entitled to any portion of the unused line fee payable pursuant to Section 2.9(b) of this Agreement. This Section 2.7(h) shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section 2.7(h) shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by Borrowers of their duties and obligations hereunder or under any of the other Credit Documents. Nothing contained in this Section 2.7 or otherwise in this Agreement shall impair or limit any claim of Borrowers against a Defaulting Lender (including, without limitation, expenses incurred by Borrowers by reason of any such default) who breaches its commitment to fund Advances hereunder.

(e) Fees. The following new subsection (c) is hereby added into Section 2.9 of the Loan Agreement:

(c) Letter of Credit Fees. (i) A fee equal to 1.0% per annum times the average daily stated amount of Letters of Credit, which fee shall be payable to Agent, for the account of Lenders in accordance with their Commitment Percentages, monthly in arrears on the first (1st) day of each month; and (ii) to the issuer of the Letter of Credit, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred.

(f) Letters of Credit / Reimbursement Obligation: The following new Section 2.14 is hereby added into the Loan Agreement:

Section 2.14 Letters of Credit/Reimbursement Obligation.

(a) On the terms and subject to the conditions set forth herein, the Commitments may be used by Borrowers, in addition to the making of Advances hereunder, for the issuance, increase or extension prior to the Maturity Date, of one or more Letters of Credit by Wells Fargo Bank, National Association, so long as, in each case (i) Agent shall have received a Letter of Credit Application at least five (5) Business Days before the relevant date of issuance, increase or extension and (ii) after giving effect to such issuance, increase or extension, the aggregate Letter of Credit Amount does not exceed the Letter of Credit Sublimit, and the aggregate Loan plus Letter of Credit Amount does not exceed the lesser of the Maximum Principal Amount or the Borrowing Base.

(b) Borrowers agree to pay Agent any and all amounts required to be paid under any Letter of Credit Application and all other amounts which Agent may require to be paid in connection with the issuance of a Letter of Credit (including, without limitation, all letter of credit fees), when and as required to be paid thereby or by Agent, and, on the day a draft is drawn under any Letter of Credit, a sum equal to all amounts drawn under such Letter of Credit plus any and all reasonable and customary charges and expenses that the issuer of such Letter of Credit or Agent may pay or incur relative to such draw and the applicable Letter of Credit Application (collectively, the “Reimbursement Obligations”). Unless Borrowers shall immediately notify Agent that Borrowers intend to otherwise reimburse Agent for such drawing, Borrowers shall be deemed to have requested that Lenders make an Advance in the amount of the drawing on the related Letter of Credit, the proceeds of which will be used to satisfy the related Reimbursement Obligations. Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from Agent and/or the issuer of such Letter of Credit in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its Commitment Percentage of such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to Agent and/or the issuer of such Letter of Credit therefor and discharge when due, its Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender’s participation in any Letter of Credit, to the extent that Agent and/or the issuer of such Letter of Credit has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to Agent its Commitment Percentage of such unreimbursed drawing upon demand by Agent. The obligation of each Lender to so reimburse Agent and/or the issuer of such Letter of Credit shall be absolute and unconditional and shall not be affected by the occurrence of a Default or an Event of Default. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrowers to reimburse Agent and/or the issuer of such Letter of Credit under any Letter of Credit, together with interest as provided herein. If any Defaulting Lender shall exist, Borrowers shall deposit cash collateral with Agent in the amount of such Lender’s risk participation in outstanding Letters of Credit.

(g) Special Account. The following new Section 2.15 is hereby added to the Loan Agreement:

2.15 Special Account.

(a) In the event any Letters of Credit are outstanding at the time that Borrowers prepay or are required to repay the Obligations or the Commitments are terminated, Borrowers shall (i) deposit with Agent for the benefit of all Lenders cash in an amount equal to One Hundred Ten Percent (110%) of the Letter of Credit Amount to be available to Agent, for its benefit and the benefit of issuers of Letters of Credit, to reimburse payments of drafts drawn under such Letters of Credit and pay any fees and expenses related thereto, and (ii) prepay the fee payable under Section 2.9(c) with respect to such Letters of Credit for the full remaining terms of such Letters of Credit assuming that the full amount of such Letters of Credit as of the date of such repayment or termination remain outstanding until the end of such remaining terms. Upon termination of any such Letter of Credit and provided no Event of Default has occurred and is continuing, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to Borrowers, together with the deposit described in the preceding clause (i) to the extent not previously applied by Agent in the manner described herein.

(b) In the event that an Event of Default occurs while any Letter of Credit is outstanding, Borrowers shall, (i) deposit with Agent for the benefit of all Lenders cash in an amount equal to One Hundred Ten Percent (110%) of the Letter of Credit Amount to be available to Agent, for its benefit and the benefit of issuers of Letters of Credit, to reimburse payments of drafts drawn under such Letters of Credit and pay any fees and expenses related thereto, and (ii) prepay the fee payable under Section 2.9(c) with respect to such Letters of Credit for the full remaining terms of such Letters of Credit assuming that the full amount of such Letters of Credit as of the date of such repayment or termination remain outstanding until the end of such remaining terms.

(c) Each Borrower hereby grants to Agent, for the benefit of Agents, Lenders, Agent Affiliates and Lender Affiliates, as security for the payment and performance of all Obligations, a security interest in any cash (and proceeds thereof) deposited with or held by Agent under any Credit Document. Such cash collateral may be maintained in the Special Account and may be invested, at Agent’s discretion (with the consent of Borrowers, as long as no Event of Default exits), but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Borrower, and shall have no responsibility for any investment or loss. Any interest earned on amounts deposited in the Special Account shall be credited to the Special Account. Amounts on deposit in the Special Account may be applied by Agent at any time or from time to time to the Obligations in Agent’s sole discretion following an Event of Default, and shall not be subject to withdrawal by Borrowers without the consent of Agent. Agent agrees to transfer any balance in the Special Account to Borrowers at such time as Agent is required to release its security interest in the Special Account under applicable law.

(h) Conditions to All Advances. Section 5.2 of the Loan Agreement is hereby amended and restated as follows:

Section 5.2 Conditions to all Advances. The obligation of Lenders to make each subsequent Advance hereunder pursuant to Section 2.1 and the obligation of Agent to arrange for issuance of any Letter of Credit is conditioned upon:

(a) Advance Requirements. Borrowers’ satisfaction of each of the conditions specified in Sections 2.1 and 2.7;

(b) Representations and Warranties. The continuing accuracy of the representations and warranties made by Borrowers under this Agreement in all respects;

(c) Event of Default or Default. The absence, after giving effect to such Letter of Credit or Advance and the receipt of the proceeds thereof and the retirement of any indebtedness then being retired out of the proceeds of such Advance, of any Default or Event of Default;

(d) Advance Amount. The aggregate amount of the requested Advance is not less than the lesser of Twenty Five Thousand Dollars ($25,000) or the unborrowed balance of the Borrowing Base and shall be in multiples of Twenty Five Thousand Dollars ($25,000); and

(e) Material Adverse Change. There has been no material adverse change in Borrowers’ financial condition, operations or business since the date of the monthly and audited annual financial statements most recently delivered by Borrowers to Agent pursuant to this Agreement.

(i) Application of Proceeds. Section 9.4 of the Loan Agreement is hereby Amended and Restated as follows:

Section 9.4 Application of Proceeds. Notwithstanding any other provisions of this Agreement or any other Credit Document to the contrary, following acceleration of the Obligations after the occurrence of an Event of Default, all amounts collected or received by Agent or any Lender on account of the Obligations (whether in an insolvency or bankruptcy case or proceeding or otherwise) or any other amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

FIRST, to the payment of all costs, fees, expenses, and other amounts owing to Agent, pursuant to Section 10.7, in connection with enforcing the rights of Agent and Lenders under the Credit Documents, any protective advances made by Agent with respect to the Collateral under or pursuant to the terms of the Credit Documents;

SECOND, to payment of any costs, fees or expenses owed to Agent or to any WFPC Affiliate hereunder or under any other Credit Document;

THIRD, to the payment of all costs, fees, expenses of each of Lenders owing hereunder in connection with enforcing its rights under the Credit Documents;

FOURTH, to the payment of all Obligations consisting of accrued fees and interest payable to Lenders hereunder (excluding amounts relating to Bank Products);

FIFTH, to the payment of the outstanding principal amount of the Obligations (excluding amounts relating to Bank Products) and to the cash collateralization of the Letter of Credit Amount pursuant to Section 2.15;

SIXTH to the payment of all liabilities and obligations now or hereafter arising from or in connection with respect to any Bank Products, any fees, premiums and scheduled periodic payments due with respect thereto and any interest accrued thereon;

SEVENTH, to all other Obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses “FIRST” through ‘SIXTH” above; and

EIGHTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (b) each of Lenders shall receive an amount equal to its pro rata share (based on the proportion that its then outstanding Loans and Obligations outstanding of amounts available to be applied pursuant to clauses “THIRD,” “FOURTH,” “FIFTH,” “SIXTH” and “SEVENTH” above.

2. Effectiveness Conditions. This Amendment shall be effective upon the completion of the following conditions precedent (all agreements, documents and instruments to be in form and substance satisfactory to Agent and Agent’s counsel):

(a) Execution and delivery to Agent by Borrowers and Lenders of this Amendment;

(b) Execution and/or delivery by the parties of all other agreements, instruments and documents reasonably requested by Agent to effectuate and implement the terms hereof and the Credit Documents.

3. Representations and Warranties. Borrowers represent and warrant to Agent and Lenders that:

(a) All warranties and representations made to Agent and Lenders under the Loan Agreement and the Credit Documents are true and correct in all material respects.

(b) The execution and delivery by Borrowers of this Amendment and the performance by Borrowers of the transactions herein and therein contemplated (i) are and will be within Borrowers’ powers, (ii) have been authorized by all necessary organizational action, and (iii) do not and will not violate any provisions of any law, rule, regulation, judgment, order, writ, decree, determination or award or breach any provisions of the charter, bylaws or other organizational documents of Borrowers, or constitute a default or result in the creation or imposition of any security interest in, or lien or encumbrance upon, any assets of any Borrower (immediately or with the passage of time or with the giving of notice and passage of time, or both) under any other contract, agreement, indenture or instrument to which any Borrower is a party or by which any Borrower or its property is bound with failure to comply resulting in a material adverse change in the business, operations, property (including the Collateral) or financial condition of Borrowers.

(c) This Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith will be valid, binding and enforceable in accordance with its respective terms.

(d) No Event of Default or Default has occurred under the Loan Agreement or any of the other Credit Documents.

4. Representations and Release of Claims. Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict or otherwise affect the obligations of Borrowers or any third party to Agent and Lenders as evidenced by the Credit Documents. Borrowers hereby acknowledge, agree, and represent that (a) as of the date of this Amendment, there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Credit Documents or the other obligations created or evidenced by the Credit Documents; (b) as of the date of this Amendment, no Borrower has any claims, offsets, defenses or counterclaims arising from any of Agent’s or any existing or prior Lender’s acts or omissions with respect to the Credit Documents or Agent’s or any existing or prior Lender’s performance under the Credit Documents; and (c) Borrowers promise to pay to the order of Agent and Lenders the indebtedness evidenced by the Notes according to the terms thereof. In consideration of the modification of certain provisions of the Credit Documents, all as herein provided, and the other benefits received by Borrowers hereunder, Borrowers hereby RELEASE, RELINQUISH and forever DISCHARGE Agent and Lenders, and their predecessors, successors, assigns, shareholders, principals, parents, subsidiaries, agents, officers, directors, employees, attorneys and representatives (collectively, the “Released Parties”), of and from any and all present claims, demands, actions and causes of action of any and every kind or character, whether known or unknown, which a Borrower has or may have against Released Parties arising out of or with respect to any and all transactions relating to the Loan Agreement, the Notes, and the other Credit Documents occurring prior to the date hereof.

5. Collateral. As security for the payment of the Obligations and satisfaction by Borrowers of all covenants and undertakings contained in the Loan Agreement and the Credit

Documents, Borrowers reconfirm the prior security interest and lien on, upon and to, its Collateral, whether now owned or hereafter acquired, created or arising and wherever located. Borrowers hereby confirm and agree that all security interests and Liens granted to Agent for the ratable benefit of Lenders continue in full force and effect and shall continue to secure the Obligations. All Collateral remains free and clear of any Liens other than Permitted Liens. Nothing herein contained is intended to in any manner impair or limit the validity, priority and extent of Agent’s existing security interest in and Liens upon the Collateral.

6. Acknowledgment of Indebtedness and Obligations. Borrowers hereby acknowledge and confirm that, as of the date hereof, Borrowers are indebted to Agent and Lenders, without defense, setoff or counterclaim, under the Loan Agreement (in addition to any other indebtedness or obligations owed by Borrowers with respect to Bank Products owing to Agent and WFPC Affiliates) in the aggregate principal amount of $15,879,398.76, plus continually accruing interest and all fees, costs, and expenses, including reasonable attorneys’ fees, incurred through the date hereof.

7. Ratification of Credit Documents. This Amendment shall be incorporated into and deemed a part of the Loan Agreement. Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement and Credit Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment.

8. Governing Law. This Amendment, the Loan Agreement, the Credit Documents and the transactions contemplated hereby or thereby, and any claim, controversy, or dispute arising out of or relating to this Amendment, the Loan Agreement, the Credit Documents and the transactions contemplated hereby or thereby shall be governed by, construed and enforced in accordance with the laws of the State of Iowa, excluding its conflict of law rules.

9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signature by facsimile or PDF shall also bind the parties hereto.

10. WAIVER OF JURY TRIAL. BORROWERS, LENDERS AND AGENT WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AMENDMENT OR THE TRANSACTIONS DESCRIBED HEREIN.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties have caused this First Amendment to Loan and Security Agreement to be executed by their respective duly authorized officers as of the date first above written.

BORROWERS:	DENT-A-MED INC.

	By:	/s/ Clifton C. Scogin
	Name:	Clifton S. Scogin
	Title:	CFO

DENT-A-MED RECEIVABLES CORPORATION

	By:	/s/ Thomas W. Center
	Name:	Thomas W. Center
	Title:	Pres & CEO

HC RECOVERY, INC.

	By:	/s/ T. Warren Center
	Name:	T. Warren Center
	Title:	Pres

AGENT AND LENDER:	WELLS FARGO PREFERRED CAPITAL, INC.

	By:	/s/ William M. Laird
William M. Laird, Senior Vice President